EXHIBIT 99.1

FOR RELEASE

July 19, 2012

Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301	Media Contact: Adam Handelsman Managing Director Lippert/Heilshorn & Associates (212) 201-6622 ahandelsman@lhai.com

ACACIA RESEARCH REPORTS

SECOND QUARTER FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – July 19, 2012 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2012.

—	Revenues in the second quarter of 2012 were $50,484,000, as compared to $39,746,000 in the comparable prior year quarter.
—	Revenues for the six months ended June 30, 2012 were $149,524,000, as compared to $100,876,000 in the comparable prior year period.
—	GAAP net income in the second quarter of 2012 was $6,321,000, or $0.13 per diluted share, as compared to GAAP net income of $2,139,000, or $0.05 per diluted share for the comparable prior year quarter.
—	Non-GAAP net income in the second quarter of 2012 was $20,953,000, or $0.43 per diluted share, as compared to $8,161,000, or $0.19 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.
—	Trailing twelve-month revenues as of the end of the second quarter of 2012 increased 31% to $233,355,000, as compared to $177,927,000 as of the end of the prior year quarter.

Consolidated Financial Results

Overview

Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues (in thousands)	$50,484	$39,746	$149,524	$100,876
Net income (in thousands)	$6,321	$2,139	$56,249	$14,492
Non-GAAP net income (in thousands)	$20,953	$8,161	$88,708	$27,210
Diluted earnings per share	$0.13	$0.05	$1.19	$0.37
Pro forma non-GAAP net earnings per common share - diluted	$0.43	$0.19	$1.88	$0.69
New revenue agreements	38	29	78	64
Licensing programs generating revenues	27	24	45	43
Licensing programs with initial revenues	7	5	13	13
New patent portfolios	27	9	32	17

As of June 30, 2012, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve-Month Revenues	% Change

June 30, 2012	$ 233,355	5%
March 31, 2012	222,617	21%
December 31, 2011	184,707	4%
September 30, 2011	177,014	-1%
June 30, 2011	177,927

As of June 30, 2012, on a consolidated basis, we have generated revenues from 125 technology licensing and enforcement programs, as compared to 104 programs as of the end of the prior year quarter.

Summary Financial Results

For the Three Months Ended June 30, 2012 and 2011

Revenues (in thousands):

	Three Months Ended June 30,		Change
	2012	2011	$	%

Revenues	$50,484	$39,746	$10,738	27%

Revenues in the second quarter of 2012 increased $10,738,000, or 27%, to $50,484,000, as compared to $39,746,000 in the prior year quarter.

Cost of Revenues (in thousands):

	Three Months Ended June 30,		Change
	2012	2011	$	%

Inventor royalties	$9,573	$8,588	$985	11%
Contingent legal fees	6,607	13,039	(6,432)	-49%

Second quarter 2012 inventor royalties and contingent legal fees, on a combined basis, as a percentage of total revenues, decreased to 32%, as compared to 54% in the comparable prior year quarter. The decrease was due primarily to a higher percentage of revenues recognized during the three months ended June 30, 2012 having no corresponding inventor royalty or contingent legal fee obligations, as compared to the revenues recognized in the comparable prior year quarter.

The economic terms of the inventor agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries. These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended June 30,		Change
	2012	2011	$	%

Litigation and licensing expenses - patents	$5,268	$3,761	$1,507	40%

Litigation and licensing expenses-patents in the second quarter of 2012 increased due primarily to higher net levels of litigation support, third-party technical consulting and professional expert expenses associated with our investment in new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

2

	Three Months Ended June 30,		Change
	2012	2011	$	%

Amortization of patents	$5,393	$2,600	$2,793	107%

Second quarter 2012 non-cash patent amortization charges increased due primarily to $3.7 million of amortization expense related to new patent portfolios acquired since the end of the comparable prior year quarter, comprised primarily of non-cash patent amortization expense related to the patents acquired in connection with our acquisition of ADAPTIX, Inc. in the first quarter of 2012. The increase was partially offset by a $1.1 million decrease in accelerated patent amortization related to recoupable up-front patent portfolio acquisition costs recovered in the second quarter of 2012, as compared to the prior year quarter.

Other Operating Expenses (in thousands):

	Three Months Ended June 30,		Change
	2012	2011	$	%

Marketing, general and administrative expenses	$5,903	$4,880	$1,023	21%
Non-cash stock compensation expense - MG&A	6,000	3,422	2,578	75%
Total marketing, general and administrative expenses	$11,903	$8,302	$3,601	43%

Second quarter 2012 marketing, general and administrative expenses increased due primarily to an increase in non-cash stock compensation charges resulting from an increase in the average grant date fair value of restricted shares expensed in the second quarter of 2012, as compared to the prior year quarter, a net increase in licensing, business development, and engineering personnel since the end of the comparable prior year quarter, an increase in variable performance-based compensation costs, and a net increase in corporate administrative costs.

	Three Months Ended June 30,		Change
	2012	2011	$	%

Research, consulting and other expenses - business development	$1,967	$1,335	$632	47%

Second quarter 2012 research, consulting and other business development expenses increased due to an increase in business development related activities.

Provision for Income Taxes:

	Three Months Ended June 30,		Change
	2012	2011	$	%

Provision for income taxes (in thousands)	$3,494	$306	$3,188	+100%
Effective tax rate	35%	14%

3

Tax expense for the second quarter of 2012, as compared to the prior year quarter, included the impact of the following:

—	For financial reporting purposes, tax expense is calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards. Under U.S. generally accepted accounting principles, if a deduction reported on a tax return for an equity-based incentive award exceeds the cumulative compensation cost for those instruments recognized for financial reporting purposes, any resulting realized tax benefit that exceeds the previously calculated and recognized compensation expense for those instruments is considered an excess tax benefit, and is recognized as a credit to additional paid-in capital, as the expense does not reflect cash taxes payable. The deductions related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the noncash tax expense calculated without the excess benefit, totaling approximately $3.2 million for the second quarter of 2012, was credited to additional paid-in capital, not taxes payable.

—	As of June 30, 2012, taxes paid or payable totaled approximately $12.4 million, primarily comprised of $11.9 million of foreign withholding taxes withheld by the applicable foreign tax authority on revenue agreements executed with third party licensees domiciled in certain foreign jurisdictions, and other state related taxes payable.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	June 30,	December 31,
	2012	2011

Cash & cash equivalents and investments	$430,868	$323,286
Accounts receivable	10,822	2,915
Total assets	694,701	352,877
Accounts payable and accrued expenses/costs	18,648	6,625
Royalties and contingent legal fees payable	19,103	23,508
Total liabilities	70,997	30,765

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net cash provided by (used in):
Operating activities	$14,453	$(11,333)	$63,405	$25,119
Investing activities	(36,227)	(1,154)	(313,113)	(1,858)
Financing activities	3,142	(1,709)	231,841	173,639
(Decrease) increase in cash and cash equivalents	$(18,632)	$(14,196)	$(17,867)	$196,900

Patent related acquisition costs in the second quarter of 2012 totaled $48,335,000, as compared to $1,125,000 during the comparable prior year quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, income statement and cash flow information as of and for the applicable periods presented.

4

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

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There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 90771402 when prompted. A replay of the audio presentation will be available for 30 days at (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, both of whom will need to enter the Conference ID 90771402 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation’s subsidiaries control over 200 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION

(In thousands, except share and per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$50,484	$39,746	$149,524	$100,876

Operating costs and expenses:
Cost of revenues:
Inventor royalties	9,573	8,588	17,167	21,677
Contingent legal fees	6,607	13,039	10,355	22,406
Litigation and licensing expenses - patents	5,268	3,761	8,649	7,295
Amortization of patents	5,393	2,600	10,519	6,372
Marketing, general and administrative expenses (including non-cash stock compensation expense of $6,000 and $11,090 for the three and six months ended June 30, 2012, respectively,and $3,422 and $6,323 for the three and six months ended June 30, 2011, respectively)	11,903	8,302	25,634	18,287
Research, consulting and other expenses - business development	1,967	1,335	3,083	2,043
Total operating costs and expenses	40,711	37,625	75,407	78,080
Operating income	9,773	2,121	74,117	22,796
Total other income	102	24	158	53

Income from operations before provision for income taxes	9,875	2,145	74,275	22,849
Provision for income taxes	(3,494)	(306)	(18,241)	(7,454)
Net income including noncontrolling interests in operating subsidiary	6,381	1,839	56,034	15,395
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	(60)	300	215	(903)
Net income attributable to Acacia Research Corporation	$6,321	$2,139	$56,249	$14,492

Net income per common share attributable to Acacia Research Corporation:
Basic earnings per share	$0.13	$0.05	$1.22	$0.38
Diluted earnings per share	$0.13	$0.05	$1.19	$0.37

Weighted average number of shares outstanding, basic	47,944,193	40,994,082	46,155,846	38,104,500
Weighted average number of shares outstanding, diluted	48,938,766	42,453,782	47,208,105	39,477,616

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

GAAP net income	$6,321	$2,139	$56,249	$14,492

Non-cash stock compensation	6,000	3,422	11,090	6,323
Non-cash patent amortization	5,393	2,600	10,519	6,372
Excess benefit related non-cash tax expense	3,239	—	10,850	23

Non-GAAP net income	$20,953	$8,161	$88,708	$27,210

Pro forma non-GAAP net earnings per common share — basic	$0.44	$0.20	$1.92	$0.71
Pro forma non-GAAP net earnings per common share — diluted	$0.43	$0.19	$1.88	$0.69
GAAP weighted-average shares — basic	47,944,193	40,994,082	46,155,846	38,104,500
GAAP weighted-average shares — diluted	48,938,766	42,453,782	47,208,105	39,477,616

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	June 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$296,866	$314,733
Short-term investments	132,496	6,597
Accounts receivable	10,822	2,915
Prepaid expenses and other current assets	1,786	803

Total current assets	441,970	325,048

Property and equipment, net of accumulated depreciation and amortization	342	220
Patents, net of accumulated amortization	214,204	25,188
Goodwill	36,217	—
Investments - noncurrent	1,506	1,956
Other assets	462	465
	$694,701	$352,877

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses/costs	$18,648	$6,625
Royalties and contingent legal fees payable	19,103	23,508

Total current liabilities	37,751	30,133

Deferred income taxes	32,592	—
Other liabilities	654	632

Total liabilities	70,997	30,765
Total stockholders' equity	623,704	322,112
	$694,701	$352,877

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income including noncontrolling interests in operating subsidiary	$6,381	$1,839	$56,034	$15,395
Adjustments to reconcile net income including noncontrolling interests in operating subsidiary to net cash provided by (used in) operating activities :
Depreciation and amortization	5,427	2,624	10,585	6,418
Non-cash stock compensation	6,000	3,422	11,090	6,323
Change in valuation allowance	—	—	(10,237)	—
Other	49	—	49	(9)
Changes in assets and liabilities:
Accounts receivable	(9,542)	(19,168)	(7,907)	(12,379)
Prepaid expenses and other assets	648	274	(271)	(63)
Accounts payable and accrued expenses	253	(1,279)	2,945	(497)
Royalties and contingent legal fees payable	5,008	955	(4,405)	9,931
Deferred tax liability	229	—	5,522	—

Net cash provided by (used in) operating activities	14,453	(11,333)	63,405	25,119

Cash flows from investing activities:
Purchase of property and equipment	(164)	(29)	(188)	(88)
Purchase of available-for-sale investments	(95,190)	—	(239,952)	—
Sales and maturities of available-for-sale investments	97,462	—	117,462	35
Purchase of ADAPTIX, Inc., net of cash acquired	—	—	(150,000)	—
Patent acquisition costs	(38,335)	(1,125)	(40,435)	(1,805)

Net cash used in investing activities	(36,227)	(1,154)	(313,113)	(1,858)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	(101)	(52)	218,983	175,232
Distributions to noncontrolling interests in operating subsidiary	—	(2,017)	—	(2,897)
Contributions from noncontrolling interests in operating subsidiary	—	—	1,920	877
Excess tax benefits from stock-based compensation	3,239	—	10,850	23
Proceeds from the exercise of stock options	4	360	88	404

Net cash provided by (used in) financing activities	3,142	(1,709)	231,841	173,639

(Decrease) increase in cash and cash equivalents	(18,632)	(14,196)	(17,867)	196,900

Cash and cash equivalents, beginning	315,498	313,611	314,733	102,515

Cash and cash equivalents, ending	$296,866	$299,415	$296,866	$299,415

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Business Highlights and Recent Developments(2)

Business highlights of the second quarter of 2012 and recent developments include the following:

Revenues for the three months ended June 30, 2012 included fees from the following technology licensing and enforcement programs:

• Camera Support technology	• Messaging technology
• Data Compression technology	• Mobile Computer Synchronization technology
• DDR SDRAM technology	• Online Auction Guarantee technology
• Disk Array Systems & Storage Area Network technology	• Optical Recording technology
• DMT® technology	• Optical Switching technology
• Document Generation technology	• Pop-up Internet Advertising technology
• Dynamic Random Access Memory technology*	• Software Activation technology*
• Facilities Operation Management System technology	• Targeted Content Delivery technology
• Hearing Aid technology*	• Telematics technology
• Information Storage, Searching and Retrieval technology*	• Video Delivery and Processing technology*
• Integrated Access technology*	• Videoconferencing technology*
• Lighting Ballast technology	• Visual Data Evaluation technology
• Location Based Services technology	• Website Crawling technology
• MEMS technology

(*) Initial license fees were recorded for these licensing programs in the second quarter of 2012.

—	Acacia Research Corporation and certain of its subsidiaries entered into agreements with Cisco Systems, Inc. resolving pending patent matters, including those for the following subsidiaries: Lambda Optical Solutions LLC, Teleconference Systems LLC, Video Streaming Solutions LLC, and Unified Messaging Solutions LLC.

—	Adaptive Sonics LLC entered into settlement and patent license agreements with manufacturers of hearing aids. The settlement agreements resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

—	AdjustaCam LLC entered into settlement and license agreements with Auditek Corporation and Digital Innovations, LLC. The agreements resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

—	Automated Facilities Management Corporation entered into a license and settlement agreement with IFS North America, Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Illinois.

—	B.I. Systems LLC entered into a license agreement with International Business Machines Corporation regarding patents relating to computer-based visual data evaluation. The license agreement resolved litigation that was pending in the Middle District of Florida.

—	Compression Technology Solutions LLC entered into a settlement agreement with Hewlett-Packard Company. The agreement resolved patent litigation, Civil Action No. 4:11-cv-01579, which was filed in the United States District Court for the Eastern District of Missouri and transferred to the Northern District of California, Civil Action No. 4:12-cv-1746-DMR.

—	Computer Software Protection LLC entered into a license and settlement agreement with MathWorks, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

—	Content Delivery Solutions LLC entered into a settlement and license agreement with Verizon Patent and Licensing Inc. The settlement and license agreement resolved patent litigation, Civil Action No. 1:11-cv-00216-LY that was pending in the United States District Court, Western District of Texas.

10

—	Document Generation Corporation entered into an agreement with eClinical Works, LLC, that resolved the matter pending in the United States District Court for the Southern District of Illinois.

—	Document Management Systems LLC entered into a settlement and license agreement with Thomson Reuters. The settlement and license agreement resolved patent litigation, Civil Action No. 1:11-cv-332-SS, that was pending in the United States District Court, Western District of Texas.

—	DRAM Memory Technologies LLC entered into a settlement agreement with Etron Technology, Inc. regarding patents related to double data rate SDRAM devices. The settlement agreement resolved litigation that was pending in the Central District of California.

—	DRAM Memory Technologies LLC and DRAM Technologies LLC entered into a settlement agreement with Elite Semiconductor Memory Technology, Inc. regarding patents related to double data rate SDRAM devices. The settlement agreement resolved litigation that was pending in the Central District of California and the Eastern District of Texas.

—	Lambda Optical Solutions LLC entered into a Settlement and Patent License Agreement with Fujitsu Limited and Fujitsu Network Communications, Inc. This agreement resolved patent litigation, Civil Action No. CA 10-487, which was pending in the United States District Court for the District of Delaware.

—	Lighting Ballast Control LLC entered into license and settlement agreements with the following companies covering patents relating to electronic lighting ballasts: (1) Antron Compact Electronics, LP and (2) Hatch Transformers, Inc. The agreements resolved litigation that was pending in the United States District Court for the Northern District of Texas.

—	MEMTech LLC entered into a license and settlement agreement with Freescale Semiconductor, Inc. covering patents relating to certain MEMS devices.

—	Optical Memory Storage LLC entered into a settlement and license agreement with Ritek Corporation covering a portfolio of patents that apply to optical memory storage solutions. The settlement agreement resolved patent litigation Civil Action No. 2:11-cv-12566-PDB-MJH that was pending in the United States District Court for the Eastern District of Michigan.

—	Optical Memory Storage LLC entered into a settlement agreement with FUJIFILM Holdings Corporation covering a portfolio of patents that apply to optical memory storage solutions.

—	Optical Memory Storage LLC entered into a settlement and license agreement with Panasonic Corporation covering a portfolio of patents that apply to optical memory storage solutions.

—	Site Update Solutions LLC entered into a license and settlement agreement with HSN, Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of California.

—	Summit Data Systems LLC entered into a settlement agreement with Infortrend Corporation.

—	Telematics Corporation entered into a patent license agreement with PROCON, Inc. The agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.

—	Telematics Corporation entered into a settlement and license agreement with Networkfleet, Inc. The agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.

11

—	Unified Messaging Solutions LLC entered into a Patent License and Settlement Agreement with Regions Financial Corporation and Regions Bank. The agreement resolved all disputes between the parties that was pending in the United States District court for the Eastern District of Texas (Tyler Division), Case No. 6:11cv120.

—	Unified Messaging Solutions LLC entered into a settlement and license agreement with Ameren Corporation, covering a portfolio of patents related to web based email and voice mail messages. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Missouri.

—	Unified Messaging Solutions LLC and American Express Company entered into a patent license and settlement agreement which resolved all disputes between the parties currently pending in the United States District Court for the Southern District of New York (Manhattan Division), Case No. 1:12-cv-03616-JSR.

—	Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 27 new patent portfolios in the second quarter of 2012, including the following:

—	In April 2012, entered into a patent licensing alliance with TeleCommunication Systems, Inc. (TCS) to become the exclusive licensor of TCS’ inter-carrier messaging (ICM) patent portfolio.
—	In May 2012, acquired patents, originally issued to Polaroid, covering digital imaging and related technologies.
—	In May 2012, acquired rights to 6 prominent patent portfolios comprising 68 patents covering a wide range of software technologies relating to business intelligence and data analysis, office productivity, virtualization, graphical user interfaces, search, and software development.
—	In June 2012, acquired 7 medtech patent portfolios comprised of over 150 patents and pending applications relating to medical devices, biologics and diagnostic techniques.
—	In June 2012, acquired patents for x-ray powder diffraction technology.
—	In June 2012, acquired 5 patent portfolios with 156 U.S. and international patents from a major semiconductor technology company.
—	In June 2012, acquired patents relating to computer aided design tools.
—	In June 2012, acquired 4 patent portfolios with 48 U.S. and international patents from a major technology company.

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, ADAPTIX Inc., AdjustaCam LLC, Anti Pinch Solutions LLC, Advanced Data Access LLC, Advanced Encoding Solutions LLC, B.I. Systems LLC, Chalumeau Power Systems LLC, Compression Technology Solutions LLC, DRAM Memory Technologies LLC , EVM Systems LLC , Internal Combustion Solutions LLC , Internet Communications Solutions LLC, Lambda Optical Solutions LLC, Lighting Ballast Control LLC, Medical Monitoring and Paging LLC, Optical Memory Storage LLC , Program Rewards Solutions LLC, Semiconductor Technologies LLC, Smooth Impact LLC, Summit Data Systems LLC and Unified Messaging Solutions LLC are all wholly owned operating subsidiaries of Acacia Research Corporation.

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